CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 2013 (Except for Note 1(c) to which the date is October 24, 2013) in the Registration Statement on Form F-1 and related Prospectus of Celsus Therapeutics Plc. (formerly Morria Biopharmaceuticals Plc.), dated October 24, 2013.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
October 24, 2013	A Member of Ernst & Young Global